                                                                    EXHIBIT 23.3

                               CONSENT OF EXPERTS

The Board of Directors
C-Mac Industries Inc.:

We consent to the use of our report dated January 31, 2001 (except for note 16 which is as of August 8, 2001) on the C-MAC Industries Inc. ("C-MAC") consolidated financial statements as at December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, included in this Registration Statement on Form S-4 and the reference to our firm under the heading "Experts".

/s/ KPMG LLP
Charted Accountants


Montreal, Canada
September 7, 2001